UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): May 24, 2007

Highbury Financial Inc.
(Exact name of Registrant as Specified in its Charter)

Commission File Number: 000-51682

Delaware	20-3187008
(State of Other Jurisdiction Of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

999 Eighteenth Street, Suite 3000
Denver, CO 80202
(Address of Principal Executive Offices, Including Zip Code)

(303) 357-4802
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2007, the Board of Directors of Highbury Financial Inc. (the “Company”) increased the size of the Board to four directors, effective immediately.

On May 24, 2007, Aidan Riordan, was elected by the Board to fill the vacancy on the Board of the Company. Mr. Riordan is a Partner at Calvert Street Capital Partners, Inc. (“CSCP”), a Baltimore-based private equity investment firm focused on middle-market manufacturing and service companies. Since joining CSCP in 2003, Mr. Riordan has assisted in managing the firm’s private equity funds. Previously, he was an Associate with Castle Harlan, Inc., a New York-based middle-market private equity partnership from 2000 to 2003. Mr. Riordan also served as an Associate for Berkshire Capital Corporation, a New York-based boutique investment bank specializing in providing M&A services to financial institutions from 1994 to 1998. He holds a Bachelor of Arts degree in Economics from the University of Pennsylvania and a Masters in Business Administration degree in Finance from Columbia Business School. Mr. Riordan currently serves on the boards of directors for two CSCP portfolio companies: Universal Millennium, a printing and graphics services company, and ADAPCO, a distributor of specialty chemicals and equipment.

A copy of the Press Release issued by the Company is incorporated by reference herein and attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
99.1	Press release issued by the Company dated May 31, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHBURY FINANCIAL INC.

	By:	/s/ R. Bradley Forth
R. Bradley Forth
Executive Vice President & Chief Financial Officer
Date: May 31, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by the Company dated May 31, 2007.